Exhibit 10.1

AMENDMENT NO. 2
TO

EMPLOYMENT AGREEMENT

This Amendment No. 2 to the Employment Agreement (the “Amendment”) is effective as of the 10th day of December, 2015, and is made by and among Hampton Roads Bankshares, Inc., a Virginia corporation having its principal place of business at 641 Lynnhaven Parkway, Virginia Beach, VA 23452 (“HRB”), Bank of Hampton Roads, a corporation organized under the laws of, and authorized by statute to accept deposits and hold itself out to the public as engaged in the banking business in, the Commonwealth of Virginia, having its principal place of business at 641 Lynnhaven Parkway, Virginia Beach, VA 23452 (“BHR” and together with HRB the “Employer”), and Thomas B. Dix III (the “Executive”).

WITNESSETH:

WHEREAS, on August 19, 2014, the Executive and the Employer entered into an employment agreement (the “Agreement”) whereby the Executive agreed to serve as Executive Vice-President, Chief Financial Officer and Treasurer of HRB;

WHEREAS, effective September 23, 2015, the Agreement was amended by “Amendment No. 1 to Employment Agreement;”
WHEREAS, the parties now desire to further amend the Agreement as set forth herein; and
WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

NOW THEREFORE, in an effort to retain experienced and talented management personnel, and in consideration of the Executive’s loyal and dedicated service, as well as the promises and mutual covenants contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

1. Subparagraph (d)(1)(i) of Section 5 of the Agreement (Termination of
Employment; Change in Control) is deleted in its entirety and replaced with the following:

(i)       An amount equal to the sum of (A) two times his current
rate of Annual Base Salary in effect immediately preceding such termination, and (B) the average of his last two years’ annual bonus(es) earned (whether paid or unpaid due to restrictions under the TARP Capital Purchase Program); provided that such amount will be paid in a single lump sum cash payment on the date described in Section 5(i), below;

2. Subparagraphs (g)(1)-(3) of Section 5 of the Agreement (Termination of Employment; Change in Control) are deleted in their entirety and subparagraph (b) will hereby reflect that it was “Intentionally Omitted.”

3. The title of Section 5 of the Agreement (Termination of Employment; Change in Control) is shortened to “Termination of Employment.”

4. Except as expressly modified and amended, all terms, provisions and conditions of the Agreement will remain in full force and effect.

5. This Amendment may be executed in counterparts, each of which shall, for all purposes, be deemed an original, and all of such counterparts will together constitute one and the same amendment.

6. This Amendment will be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives and assigns.

7. This Amendment is effective as of the Effective Date.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

HAMPTON ROADS BANKSHARES, INC

By:
Name:
Its:

BANK OF HAMPTON ROADS

By:
Name:
Its:

EXECUTIVE:

/s/ Thomas A. Dix
Thomas A. Dix